UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2008

SUPERIOR BANCORP
(Exact Name of Registrant as Specified in Charter)

Delaware
State or Other
Jurisdiction of
Incorporation

0-25033	63-1201350
(Commission	(IRS Employer
File Number)	Identification No.)

17 North 20th Street, Birmingham, Alabama	35203
(Address of Principal Executive Offices)	Zip Code)

(205) 327-1400
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities

On December 5, 2008, as part of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program, Superior Bancorp (the “Company”) issued and sold, and the United States Department of the Treasury (the “Treasury”) purchased, (i) 69,000 shares (the “Preferred Shares”) of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share, and (ii) a ten-year warrant (the “Warrant”) to purchase up to 1,923,792 shares of the Company’s voting common stock, par value $0.001 per share (“Common Stock”), at an exercise price of $5.38 per share, for an aggregate purchase price of $69,000,000 in cash. The issuance and sale of these securities was a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

Cumulative dividends on the Preferred Shares will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter, but will be paid only if, as and when declared by the Company’s Board of Directors. The Preferred Shares have no maturity date and rank senior to the Common Stock (and pari passu with the Company’s other authorized series of preferred stock, of which no shares are currently outstanding) with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company. Subject to the approval of the Office of Thrift Supervision, the Preferred Shares are redeemable at the option of the Company at 100% of their liquidation preference, provided that the Preferred Shares may be redeemed prior to the first dividend payment date falling after the third anniversary of the Closing Date (December 5, 2011) only if (i) the Company has raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined in the letter agreement, dated December 5, 2008 between the Company and the Treasury (including the Securities Purchase Agreement—Standard Terms incorporated by reference therein) (the “Purchase Agreement”) and set forth below) in excess of $17,250,000 and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings.

The Treasury may not transfer a portion or portions of the Warrant with respect to, and/or exercise the Warrant for more than one-half of, the 1,923,792 shares of Common Stock issuable upon exercise of the Warrant, in the aggregate, until the earlier of (i) the date on which the Company has received aggregate gross proceeds of not less than $69,000,000 from one or more Qualified Equity Offerings (as defined in the Purchase Agreement and set forth below) and (ii) December 31, 2009. In the event the Company completes one or more Qualified Equity Offerings (as defined in the Purchase Agreement and set forth below) on or prior to December 31, 2009 that result in the Company receiving aggregate gross proceeds of not less than $69,000,000, the number of the shares of Common Stock underlying the portion of the Warrant then held by the Treasury will be reduced by one-half of the shares of Common Stock originally covered by the Warrant. For the purposes of the foregoing, “Qualified Equity Offering” is defined as the sale and issuance for cash by the Company to persons other than the Company or any Company subsidiary after the Closing Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier I capital of the Company at the time of issuance under the applicable risk-based capital guidelines of the Company’s federal banking agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).

The Purchase Agreement pursuant to which the Preferred Shares and the Warrant were sold, contains limitations on the payment of dividends on the Common Stock and on the Company’s ability to repurchase its Common Stock, and subjects the Company to certain of the executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (the “EESA”). As a condition to the closing of the transaction, each of the Company’s Senior Executive Officers (as defined in the Purchase Agreement) (the “Senior Executive Officers”), (i) executed a waiver (the “Waiver”) voluntarily waiving any claim against the Treasury or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by the Treasury under the TARP Capital Purchase Program as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period the Treasury holds any equity or debt securities of the Company acquired through the TARP Capital Purchase Program; and (ii) entered into a letter agreement (the “Letter Agreement”) with the Company amending the Benefit Plans with respect to such Senior Executive Officer as may be necessary, during the period that the Treasury owns any debt or equity securities of the Company acquired pursuant to the Purchase Agreement or the Warrant, as necessary to comply with Section 111(b) of the EESA.

Copies of the Purchase Agreement, the Warrant, the form of Waiver executed by the Senior Executive Officers and the form of Letter Agreement executed by the Senior Executive Officers are included as exhibits to this Report on Form 8-K and are incorporated by reference into these Items 3.02, 3.03, 5.02 and 5.03. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under “Item 3.02 Unregistered Sales of Equity Securities” is incorporated by reference into this Item 3.03.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth under “Item 3.02 Unregistered Sales of Equity Securities” is incorporated by reference into this Item 5.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 26, 2008, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations to its Restated Certificate of Incorporation establishing the terms of the Preferred Shares. A copy of the Certificate of Designations was included as Exhibit 3 to a Report on Form 8-K filed with the Commission on December 3, 2008.
Section 7 — Regulation FD

Item 7.01. Regulation FD Disclosure.

On December 8, 2008, the Company issued a press release announcing that it had completed the sale of Preferred Shares and Warrants pursuant to the TARP Capital Purchase Program  The text of the press release is attached to this report as Exhibit 99.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3	Warrant, dated December 5, 2008, to purchase up to 1,923,792 shares of common stock of Superior Bancorp

10.1
Letter Agreement, dated December 5, 2008, including Securities Purchase Agreement – Standard Terms incorporated by reference therein, between the Company and the United States Department of the Treasury

10.2	Form of Waiver, executed as of December 5, 2008, by each of the Senior Executive Officers of Superior Bancorp

10.3	Form of Letter Agreement, executed as of December 5, 2008, by each of the Senior Executive Officers of Superior Bancorp

99	Press Release of Superior Bancorp dated December 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR BANCORP

Date: December 8, 2008	By:	/s/ C. Stanley Bailey
C. Stanley Bailey
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

3	Warrant, dated December 5, 2008, to purchase up to 1,923,792 shares of common stock of Superior Bancorp

10.1
Letter Agreement, dated December 5, 2008, including Securities Purchase Agreement – Standard Terms incorporated by reference therein, between the Company and the United States Department of the Treasury

10.2	Form of Waiver, executed as of December 5, 2008, by each of the Senior Executive Officers of Superior Bancorp

10.3	Form of Letter Agreement, executed as of December 5, 2008, by each of the Senior Executive Officers of Superior Bancorp

99	Press Release of Superior Bancorp dated December 8, 2008